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                                                                     EXHIBIT 5.3

                                   LAW OFFICES
            Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
                                  MUSEUM TOWER
                             150 WEST FLAGLER STREET
                              MIAMI, FLORIDA 33130

                                    ---------
                  MIAMI (305) 789-3200 BROWARD (954) 463-5440
                               FAX (305) 789-3395
                              WWW.STEARNSWEAVER.COM

E. RICHARD ALHADEFF          JOSEPH K. HALL              GLENN M. RISSMAN                       OWEN S. FREED
LOUISE JACOWITZ ALLEN        ALICE R. HUNEYCUTT          ANDREW L. RODMAN                      SENIOR COUNSEL
STUART D. AMES               RICHARD B. JACKSON          KEITH E. ROUNSAVILLE
ALEXANDER ANGUEIRA           SHARON LEE JOHNSON          MIMI L. SALL                         THOMAS J. QUARLES
LAWRENCE J. BAILIN           MICHAEL I. KEYES            NICOLE S. SAYFIE                        OF COUNSEL
ANA T. BARNETT               ROBERT T. KOFMAN            RICHARD E. SCHATZ
CHRISTOPHER L. BARNETT       ANASTASIA I. KOKOTIS        DAVID M. SEIFER                       DAVID M. SMITH
PATRICK A. BARRY             DAVID P. LHOTA              JOSE G. SEPULVEDA                   LAND USE CONSULTANT
JEFFREY S. BARTEL            TERRY M. LOVELL             JAY B. SHAPIRO
SUSAN FLEMING BENNETT        JOY SPILLIS LUNDEEN         MARTIN S. SIMKOVIC
LISA K. BERG                 GEOFFREY MacDONALD          CECILIA DURAN SIMMONS                  TAMPA OFFICE
MARK J. BERNET               MONA E. MARKUS              CURTIS H. SITTERSON                     SUITE 2200
HANS C. BEYER                BRIAN J. McDONOUGH          MARK D. SOLOV                    SUNTRUST FINANCIAL CENTRE
RICHARD I. BLINDERMAN        ANDREW D. McNAMEE           EUGENE E. STEARNS                 401 EAST JACKSON STREET
MARK D. BOWEN                ANTONIO R. MENENDEZ         BRADFORD SWING                     TAMPA, FLORIDA 33602
MATTHEW W. BUTTRICK          FRANCISCO J. MENENDEZ       SUSAN J. TOEPFER                          -------
JENNIFER STEARNS BUTTRICK    ALISON W. MILLER            ANNETTE TORRES                        (813) 223-4800
CARLOS J. CANINO             HAROLD D. MOOREFIELD, JR.   DENNIS R. TURNER
JOAN M. CANNY                JIMMY L. MORALES            JONATHAN C. VAIR
PETER L. DESIDERIO           JOHN N. MURATIDES           RONALD L. WEAVER                  FORT LAUDERDALE OFFICE
MARK P. DIKEMAN              JEFFREY A. NORMAN           RORY B. WEINER                          SUITE 1900
DREW M. DILLWORTH            JOHN K. OLSON               ROBERT I. WEISSLER              200 EAST BROWARD BOULEVARD
SHARON QUINN DIXON           JENNIFER I. PERTNOY         PATRICIA G. WELLES            FORT LAUDERDALE, FLORIDA 33301
ALAN H. FEIN                 DAVID C. POLLACK            K. TAYLOR WHITE                           -------
ANGELO M. FILIPPI            DARRIN J. QUAM              MARTIN B. WOODS                       (954) 462-9500
ROBERT E. GALLAGHER, JR.     JOHN M. RAWICZ              ELIZABETH YNIGO
CHAVA E. GENET               PATRICIA A. REDMOND
PATRICIA K. GREEN            ELIZABETH G. RICE

                               February 28, 2002

BankAtlantic Bancorp, Inc.
1750 East Sunrise Boulevard
Fort Lauderdale, Florida 33304

Ladies and Gentlemen:

         As counsel to BankAtlantic Bancorp, Inc., a Florida corporation (the "Company"), we delivered to you an opinion letter dated October 24, 2001 in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company and BBC Capital Trust II ("BBC Capital") with the Securities and Exchange Commission (the "SEC") on October 15, 2001, as amended by Amendment No. 1 on October 24, 2001. The Registration Statement was filed for the purpose of registering under the Securities Act of 1933, as amended, Class A common stock of the Company, debt securities of the Company, junior subordinated debentures of the Company (the "Junior Subordinated Debentures"), trust preferred securities of BBC Capital (the "Trust Preferred Securities") and the guarantee of the Company with respect to the Trust Preferred Securities (the "Guarantee"). This opinion updates the October 24, 2001 opinion letter in connection with the offer and sale by BBC Capital of up to 2,300,000 Trust Preferred Securities, along with the Guarantee, and the issuance by the Company of the Junior Subordinated Debentures under the Registration Statement.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of trust filed by BBC Capital with the Secretary of State of the State of Delaware on October 12, 2001, (ii) the Trust Agreement dated as of October 12, 2001, with respect to BBC Capital; (iii) the form of Amended and Restated Trust Agreement with respect to BBC Capital; (iv) the form of the Trust Preferred Securities;
(v) the form of Junior



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BankAtlantic Bancorp, Inc.
February 28, 2002
Page 2


Subordinated Debentures; (vi) the form of Guarantee between the Company and Wilmington Trust Company, as trustee, and (vii) the form of Indenture (the "Indenture") governing the Junior Subordinated Debentures between the Company and Wilmington Trust Company, as trustee. We have also examined originals or copies, certified, or otherwise identified to our satisfaction, of such documents and proceedings as we have considered necessary for the purposes of this opinion. In addition, we have examined a copy of the Registration Statement, including the exhibits thereto, and a copy of the Prospectus dated October 24, 2001 (the "Prospectus") included in the Registration Statement and a copy of a Preliminary Prospectus Supplement to the Prospectus, dated February 13, 2002 (the "Prospectus Supplement").

         In rendering this opinion we have assumed, without independent investigation: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (iii) the genuineness of all signatures. As to questions of material fact to the opinions expressed herein, we have relied upon such certificates of public officials, corporate agents and officers of the Company and such other certificates as we deemed relevant.

         Based upon and subject to the foregoing and other qualifications and limitations set forth herein, we are of the opinion that:

         1. After the Indenture has been duly executed and delivered, the Junior Subordinated Debentures, when duly executed, delivered, authenticated and issued in accordance with the Indenture and delivered and paid for as contemplated by the Registration Statement, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding at law or in equity.

         2. The Guarantee, when duly executed and delivered by the parties thereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding at law or in equity.


            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.

BankAtlantic Bancorp, Inc.
February 28, 2002
Page 3

         Our opinion is limited to the laws of the State of Florida and the United States federal laws, and we express no opinion with respect to the laws of any other jurisdiction. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is provided as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

        In addition, we hereby consent to the use of our opinion included herein and to all references to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement and the Prospectus Supplement.


                                      Very truly yours,



                                      STEARNS WEAVER MILLER
                                      WEISSLER
                                      ALHADEFF & SITTERSON, P.A.


            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.